EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350/ SECURITIES EXCHANGE ACT RULE 13a-14(b), AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES – OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Macropore Biosurgery, Inc. for the three months ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof, Christopher J. Calhoun, as Chief Executive Officer of MacroPore Biosurgery, Inc., and Mark E. Saad, as Chief Financial Officer of MacroPore Biosurgery, Inc., each hereby certifies, respectively, that:

1.               The Form 10-Q report of MacroPore Biosurgery, Inc. that this certification accompanies fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934.

2.               The information contained in the Form 10-Q report of MacroPore Biosurgery, Inc. that this certification accompanies fairly presents, in all material respects, the financial condition and results of operations of MacroPore Biosurgery, Inc.

	By:	/s/ Christopher J. Calhoun
Dated: May 12, 2005		Christopher J. Calhoun
Chief Executive Officer

	By:	/s/ Mark E. Saad
Dated: May 12, 2005		Mark E. Saad
Chief Financial Officer